                                                                     EXHIBIT 3.5



                           CERTIFICATE OF AMENDMENT OF
                            THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CALYPTE BIOMEDICAL CORPORATION


     Calypte Biomedical Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of the Company (the "Board"), at a
meeting held on April 19, 2000, duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and authorizing and directing the officers and directors of the Company to solicit the consent of the stockholders of the Company for consideration thereof.

     Therefore, the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Company is hereby amended to read as follows:

     "IV: The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 55,000,000 shares. The number of shares of Common Stock authorized is 50,000,000 and the number of shares of Preferred Stock authorized is 5,000,000."

     SECOND:   That, thereafter, the necessary number of shares of the Company's capital stock, as required by the General Corporation Law of the State of Delaware, voted in favor of the foregoing amendment at the annual meeting of the stockholders held on June 13, 2000;

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware; and

     FOURTH:   That said amendment shall become effective on July 19, 2000.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by Nancy E. Katz, its President, Chief Executive Officer, and Chief Financial Officer, this 19th day of July, 2000.

                                    CALYPTE BIOMEDICAL CORPORATION




                                    By:  /s/ Nancy E. Katz
                                        ----------------------------------------
                                    Its: Nancy E. Katz
                                         President, Chief Executive Officer and
                                         Chief Financial Officer